Exhibit 10.2

MIDSTATES PETROLEUM COMPANY, INC.

[DATE]

FORM OF DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

2016 LONG TERM INCENTIVE PLAN

(TIME VESTING)

*  *  *  *  *

Participant:

Grant Date:

Number of Restricted Stock Units Granted:	12,716

*  *  *  *  *

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between MIDSTATES PETROLEUM COMPANY, INC., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Midstates Petroleum Company, Inc. 2016 Long Term Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee (as defined in the Plan); and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant;

WHEREAS, for purposes of this Agreement, the Company has deemed it appropriate to award the Participant with the number of RSUs stated above which represents an equivalent value of $250,000, which award will only be vested upon either (i) the creation of certain long term value by the Company for its shareholders as more particularly described below, or (ii) a Change in Control; and

WHEREAS, the Company has utilized the price per share of the Company’s common Stock as of the date of the Company’s emergence from bankruptcy which was established to be $19.66 per share as of October 21, 2016.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1.                                      Incorporation By Reference; Plan Document Receipt.  This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated into this Agreement as if they were each expressly set forth herein.  Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.                                      Grant of Restricted Stock Unit Award.  The Company hereby grants the number of RSUs specified above to the Participant as of the Grant Date stated above.  Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3.                                      Vesting.

(a)                                 Subject to the provisions of Sections 3(b) - 3(d) hereof, the RSUs subject to this Award shall become vested as follows, provided that the Participant has not incurred a Termination prior to each such vesting date:

Vesting Date	Percentage of RSUs
On the first business day following the date on which the Adjusted Share Price of the Company’s Stock is equal to or greater than $30.00	100%

For purposes of this Agreement, “Adjusted Share Price” means the sum of (a) the average of the closing prices of the common shares during the 60 consecutive trading days ending on the specified measurement date (or if such measurement date does not fall on a trading day, the immediately preceding trading day); and (y) the aggregate value of any dividends paid on shares of Stock over the period beginning on the Grant Date and ending on the measurement date.

There shall be no proportionate or partial vesting in the periods prior to the vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on the vesting date.

(b)                                 Change in Control.  All unvested RSUs shall become fully vested upon a Change in Control.

(c)                                  Committee Discretion to Accelerate Vesting.  In addition to the foregoing, the Committee may, in its sole discretion, accelerate vesting of the RSUs at any time and for any reason.

(d)                                 Forfeiture.  Subject to the terms of this Section 3, all unvested RSUs shall be immediately forfeited upon the first to occur of (i) the fifth (5th) anniversary of the Grant Date or (ii) the Participant’s Termination for any reason (except for a Termination as part of a Change in Control).

4.                                      Delivery of Shares.

(a)                                 General.  Subject to the provisions of Section 4(b) hereof, within ten (10) days following the applicable vesting date of the RSUs the Participant shall receive payment under one of the following options:

(i)                                     Option 1:  the number of shares of Stock that correspond to the number of RSUs that have become vested on the applicable vesting date; or

(ii)                                  Option 2:  an amount in cash equal to the Fair Market Value of the RSUs subject to the applicable vesting multiplied by the then-effective highest marginal federal income tax rate, as well as a number of shares of Stock equal to the remaining number of RSUs subject to the applicable vesting after payment of the cash amount.

The Participant shall notify the Company of its election of either Option 1 or Option 2 above.  Failure to notify the Company of an election shall result in Option 2 being utilized by the Company in the payment owed as a result of the vesting.

(b)                                 Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a) hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.

5.                                      Dividends; Rights as Stockholder.  Cash dividends on the number of shares of Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant; provided that such cash dividends shall not be deemed to be reinvested in shares of Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof.  Stock dividends on shares of Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant; provided that such stock dividends shall be paid in shares of Stock at the same time that the shares of Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof.  Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Stock covered by any RSU unless and until the Participant has become the holder of record of such shares.

6.                                      Non-Transferability.  The RSUs, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned, pledged, encumbered or otherwise disposed of or hypothecated in any way by the Participant (or any beneficiary of the Participant who holds the RSUs as a result of a Transfer by will or by the laws of descent and distribution), other than in accordance with the provisions of Section 10(a) of the Plan.

7.                                      Governing Law; Jurisdiction and Venue.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. The Company and the Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or this Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts located in Tulsa County, Oklahoma, the court of the United States of America for the Northern District of Oklahoma, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Oklahoma State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and the Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or this Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

8.                                      Legend.  The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing shares of Stock issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing shares of Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section8.

9.                                      Securities Representations.  This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant.  The Participant hereby acknowledges, represents and warrants that:

(a)                                 The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 9.

(b)                                 If the Participant is deemed to be an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Stock and the Company is under no obligation to register such shares of Stock (or to file a “re-offer prospectus”).

(c)                                  If the Participant is deemed to be an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

10.                               Entire Agreement; Amendment.  This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that an amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Grant Date and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with the Participant’s consent.

11.                               Notices.  All notices required or permitted under this Agreement must be in writing and personally delivered or sent by certified mail, return receipt requested, and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel. Any person entitled to notice hereunder may waive such notice in writing.

12.                               No Right to Employment.  Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee.  Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time, subject to any employment agreement or other service agreement in effect between the Company and the Participant.

13.                               Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan).  This authorization and consent is freely given by the Participant.

14.                               Compliance with Laws.  Notwithstanding any provision of this Agreement to the contrary, the issuance of the RSUs (and the shares of Stock upon settlement of the RSUs) pursuant to this Agreement will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares of Stock as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

15.                               Section 409A. This Agreement and the Plan are intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.  To the extent that this Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under this Agreement or the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company.

16.                               Deferrals.  If permitted by the Company, the Participant may elect, subject to the terms and conditions of the Plan and any other applicable written plan or procedure adopted by the Company from time to time for purposes of such election, to defer the distribution of all or any portion of the shares of Common Stock that would otherwise be distributed to the Participant hereunder (the “Deferred Shares”), consistent with the requirements of Section 409A of the Code.  Upon the vesting of RSUs that have been so deferred, the applicable number of Deferred Shares shall be credited to a bookkeeping account established on the Participant’s behalf (the “Account”).  Subject to Section 5 hereof, the number of shares of Common Stock equal to the number of Deferred Shares credited to the Participant’s Account shall be distributed to the Participant in accordance with the terms and conditions of the Plan and the other applicable written plans or procedures of the Company, consistent with the requirements of Section 409A of the Code.

17.                               Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign any part of this Agreement without the prior express written consent of the Company, which consent may not be unreasonably withheld, conditioned or delayed.

18.                               Headings.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

19.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20.                               Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

21.                               Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

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By signing below, the Participant hereby acknowledges receipt of the RSUs issued on the Grant Date indicated above, which have been issued under the terms and conditions of the Plan and this Agreement.

MIDSTATES PETROLEUM COMPANY, INC.

By:
Name:
Title:

Accepted by:

[Name of Participant]

Date:

Confirmation of Receipt by Company:

By: